Exhibit 3.4

BY-LAWS

OF

IBA GREEN, INC.

The principal office of the Corporation shall be in the State of Delaware and shall be at 1521 Concord Pike, Suite 301, Wilmington, Delaware.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The Registered agent and office of the Corporation shall be United States Corporation Agents, Inc., 1521 Concord Pike, Suite 301, Wilmington, Delaware.  The Registered Agent and/or the Registered Office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

SECTION 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the 2nd Monday day in August each year, beginning with the year 2012~~2007~~, at the hour of 10:00 o'clock A.M., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.  Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all of the shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

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SECTION 3.  Notice of Meeting.  Written notice stating the place, day, and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten nor more than twenty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon paid.

SECTION 4.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty days.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty days and, in case of a meeting of shareholders, not less than twenty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 5.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 6.  Quorum.  A majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  If less than such a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. A majority of those shares present at a duly organized meeting of shareholders shall, unless otherwise prescribed by statute, be necessary for the transaction of any business.

SECTION 7.  Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after two months from the date of its execution, unless otherwise provided in the proxy.

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SECTION 8.  Voting Shares.  Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.  Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the number of outstanding shares at any given time.

SECTION 9.  Informal Action by Shareholders.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 10.  Cumulative Voting.  Unless otherwise provided by law, at such election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election they have a right to vote, or to cumulate their votes by giving one candidate as many votes as the number of such Directors multiplied by the number of shares shall equal, or by distributing such votes on the same principal among any number of candidates.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1.  General Powers.  The property and business of the Corporation shall be controlled and managed by a Board of Directors.  All corporate powers of the company shall be vested in and exercised by the Board of Directors, except such powers as are by statute, the Certificate of Incorporation, or by these By-Laws conferred upon and reserved to the shareholders. The Directors shall act only as a Board and the individual Directors shall not have powers as such.

SECTION 2.  Number, Tenure, and Qualifications.  The number of Directors of the Corporation shall be initially one (1), which number may be increased by the Directors.  The Directors shall hold office until the next annual meeting of the shareholders or until a successor has been elected and qualified.  Directors need not be residents of Delaware or shareholders of the Corporation.

SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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SECTION 4.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5.  Notice.  Notice of any special meeting shall be given at least three days previous thereto by written notice delivered personally or mailed to each Director at their business address or by facsimile transmittal.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by facsimile transmittal, such notice shall be deemed to be delivered when the fax is confirmed received by the receiving party.  Any Director may waive notice of any meeting.  The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

SECTION 6.  Quorum.  A majority of the members of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7.  Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.  Meetings by Telephone.  Members of the Board of Directors of the corporation, or any committee designated by such board, may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9.  Adjournment.  A majority of the Directors present may adjourn any Director's meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the board.

SECTION 10.  Action Without a Meeting.  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by a majority of the Directors.

SECTION 11.  Compensation.  By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

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SECTION 12.  Vacancies.  In the case of the death or resignation of a Director, one or more of the remaining Directors may fill the vacancy, or, if there be no remaining Directors or only one remaining Director, the vacancy shall be filled at a special or annual meeting of the shareholders.

SECTION 13.  Removal.  Any Director may be removed with cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose.  A Director may only be removed without cause by the affirmative vote of the shareholders and removal may be blocked by the number of votes sufficient to have elected such Director.

ARTICLE IV
OFFICERS

SECTION 1.  Number.  The officers of the Corporation shall consist of a President, Secretary, Treasurer, and such other officers, including a Chairman of the Board of Directors, Chief Operations Officer, Chief Financial Officer, one or more Vice Presidents, and assistant secretaries and treasurers as the Board of Directors may from time to time deem advisable.  Any officer, other than the Chairman of the Board of Directors, may be, but is not required to be, a Director of the Corporation.  Any two or more offices may be held by the same person.

SECTION 2.  Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until their successor shall have qualified or until their death or until they shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.  Removal.  Any officer or agent may be removed by a majority of the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not, of itself, create contract rights.

SECTION 4.  Vacancies.  A vacancy in any office, because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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SECTION 5.  President.   The President shall be the principal executive officer of the Corporation, subject to the control of the Board of Directors, and shall in general supervise and control all of the business affairs of the Corporation.  They shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  They may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by some law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.  Vice President.  The Vice President, if any, shall have the same duties and functions as the President and will be called upon to serve at such times as the President is unable to be present or is incapacitated.

SECTION 7.  Secretary.  The secretary shall: (a) keep the Minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which, on behalf of the Corporation, under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8.  Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to them by the President or the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

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ARTICLE V
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice-President and by the Secretary or assistant Secretary and sealed with the Corporation Seal.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation and attached by the holder hereof, or by their legal representative, who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

ARTICLE VIII
DIVIDENDS

The Board of Directors may, from time to time, declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, its Articles of Incorporation, or by resolution of the Board of Directors.

ARTICLE IX
CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and the words, "Corporate Seal".

ARTICLE X
WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Delaware Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
INDEMNITY

(a)  Any person made a party to any action, suit, or proceeding, by reason of the fact that they, their testator, or intestate representative is or was a director, officer, or employee of the Corporation, or of any Corporation in which they served as such at request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by them in connection with the defense of such action, suit, or proceedings, or in connection with any appeal therein except in relation to matters as to which it shall be adjudged in such action, suit, or proceedings, or in connection with any appeal therein that such officer, director, or employee is liable for gross negligence or misconduct in the performance of their duties.

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(b)  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or directors, or employee may be entitled apart from the provisions of this section.

(c)  The amount of indemnity to which any officer or director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

ARTICLE XII
AMENDMENTS

SECTION 1.  By Board of Directors.  The Board of Directors shall have power to make, adopt, alter, amend, and repeal, from time to time, By-Laws of the Corporation; provided, however, that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to removal of Directors or the filling of vacancies, or to alter the provisions for cumulative voting of shareholders except by unanimous vote of the Board.

ORIGINALLY ADOPTED:      22 July 2011

/s/ Angelo Scola
_____________________________________________
Angelo A. Scola, President/Corporate Secretary

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